Exhibit 99.1
JAZZ PHARMACEUTICALS ANNOUNCES FULL YEAR AND FOURTH QUARTER 2013
FINANCIAL RESULTS

Company Reports Total Revenues of $872 Million in 2013 Driven by
Strong Sales of Xyrem and Erwinaze

Adjusted EPS of $6.31 and GAAP EPS of $3.51 in 2013

DUBLIN, February 25, 2014 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the full year and the fourth quarter ended December 31, 2013 and provided financial guidance for 2014.

“2013 was an outstanding year as we delivered strong top-line growth, generated significant cash flow and executed on our corporate development strategy,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals plc.  “Our existing products delivered strong growth and, with our recently announced acquisitions, we look forward to launching Defitelio® (defibrotide) in Europe during 2014 and to advancing the development of new treatments for patients with unmet medical needs through our expanded pipeline.”

Adjusted net income for 2013 was $388.3 million, or $6.31 per diluted share, compared to $290.4 million, or $4.82 per diluted share, for 2012. Adjusted net income for the fourth quarter of 2013 was $106.1 million, or $1.72 per diluted share, compared to $93.9 million, or $1.53 per diluted share, for the fourth quarter of 2012.

GAAP net income for 2013 was $216.3 million, or $3.51 per diluted share, compared to $288.6 million, or $4.79 per diluted share, for 2012. GAAP net income for the fourth quarter of 2013 was $55.3 million, or $0.90 per diluted share, compared to $200.6 million, or $3.28 per diluted share, for the fourth quarter of 2012. During the fourth quarter of 2012, the company reversed the valuation allowance against substantially all of its U.S. deferred tax assets, which increased GAAP net income per diluted share by $1.73 and $1.70 for the full year and the fourth quarter of 2012, respectively. GAAP net income for the full year and the fourth quarter of 2012 included the results of the discontinued women's health business, which was sold in October 2012.

GAAP income from continuing operations for 2013 was $216.3 million, or $3.51 per diluted share, compared to $261.1 million, or $4.34 per diluted share, for 2012. GAAP income from continuing operations for the fourth quarter of 2013 was $55.3 million, or $0.90 per diluted share, compared to $166.2 million, or $2.71 per diluted share, for the fourth quarter of 2012.

Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included in this press release.

2013 Revenues and Product Sales
Total revenues for the year ended December 31, 2013 were $872.4 million, an increase of 49% over total revenues of $586.0 million for the year ended December 31, 2012. Total revenues for the fourth quarter of 2013 were $235.8 million, an increase of 28% over total revenues of $183.7 million for the fourth quarter of 2012. This increase was driven primarily by increased net sales of Xyrem® (sodium oxybate)

oral solution and Erwinaze®/Erwinase® (asparaginase Erwinia chrysanthemi). Total revenues include net product sales, royalties and contract revenues.

Tables showing net product sales for the three months and year ended December 31, 2013 compared to net product sales for the three months and year ended December 31, 2012 and pro forma net product sales for the year ended December 31, 2013 compared to the year ended December 31, 2012 are included in this press release.

Net product sales for 2013 and the fourth quarter of 2013 were as follows:

•
Xyrem: 2013 Xyrem net sales increased by 50% to $569.1 million compared to $378.7 million during the prior year. Xyrem net sales increased by 45% to $164.2 million in the fourth quarter of 2013 compared to $113.5 million in the fourth quarter of 2012. During the fourth quarter of 2013, the average number of active Xyrem patients was approximately 11,250.

•
Erwinaze/Erwinase: 2013 Erwinaze/Erwinase worldwide net sales increased by 32% to $174.3 million in 2013 compared to 2012 full year pro forma net sales of $131.9 million. Erwinaze/ Erwinase worldwide net sales in 2012 from the EUSA Pharma acquisition closing date of June 12, 2012 were $72.1 million. Erwinaze/Erwinase worldwide net sales increased by 26% to $43.5 million in the fourth quarter of 2013 compared to $34.4 million in the fourth quarter of 2012. At the closing of the EUSA Pharma acquisition in 2012, the company paid $678.4 million in cash and agreed to make an additional contingent payment of $50.0 million in cash if Erwinaze achieved net sales in the United States of $124.5 million or more in 2013. This net sales milestone was achieved in the fourth quarter of 2013. As a result, the company will make the $50.0 million payment in the first quarter of 2014.

•
Prialt® (ziconotide) intrathecal infusion: 2013 Prialt net sales were $27.1 million compared to 2012 full year pro forma net sales of $26.7 million. Net sales of Prialt were $6.4 million in the fourth quarter of 2013, an increase of 9% compared to $5.9 million in the fourth quarter of 2012.

•
Psychiatry Products: 2013 net sales of the company’s psychiatry products were $49.2 million compared to 2012 full year pro forma net sales of $76.9 million. Net sales of the company’s psychiatry products were $9.1 million in the fourth quarter of 2013 compared to $18.0 million in the fourth quarter of 2012. The decrease in both periods was primarily due to the impact of generic competition.

•
Other: 2013 net sales of other products were $45.7 million compared to 2012 full year pro forma net sales of $48.9 million. Net sales of other products for the fourth quarter of 2013 were $10.6 million compared to $10.2 million in the fourth quarter of 2012.

Operating Expenses and Other
Operating expenses for 2013 were $532.1 million compared to $388.1 million for 2012. Operating expenses for the fourth quarter of 2013 were $141.3 million compared to $116.3 million for the fourth quarter of 2012. Operating expenses increased over the prior periods primarily due to the following:

•
Cost of product sales for 2013 was $102.1 million compared to $78.4 million for 2012. Cost of product sales for the fourth quarter of 2013 was $25.6 million compared to $25.8 million for the same period in 2012. The increase in the full year 2013 was primarily due to higher net sales and a change in product mix, partially offset by a decrease in acquisition accounting inventory fair value step-up adjustments of $13.0 million. Gross margin for 2013, as a percentage of product sales, was 88.2% compared to 86.5% for 2012. Gross margin for the fourth quarter of 2013, as a percentage of product sales, was 89.0% compared to 85.8% for the same period in 2012.

•
Selling, general and administrative (SG&A) and research and development (R&D) expenses for 2013 totaled $350.9 million on a GAAP basis compared to $244.4 million for 2012. SG&A and R&D expenses for the fourth quarter of 2013 totaled $95.1 million on a GAAP basis compared to

$68.7 million for the same period in 2012. The increase in both periods reflected higher headcount and related expenses due to the expansion of the business and an increase in the fair value of contingent consideration related to the acquisition of EUSA Pharma in June 2012. The increase in full year 2013 was partially offset by lower transaction and integration costs. Adjusted combined SG&A and R&D expenses for the full year 2013 totaled $277.8 million, or 32% of total revenues, compared to $201.6 million, or 34% of total revenues, for 2012. Adjusted combined SG&A and R&D expenses for the fourth quarter of 2013 totaled $75.5 million, or 32% of total revenues, compared to $60.5 million, or 33% of total revenues, for the same period in 2012.

Net interest expense for the full year and the fourth quarter of 2013 was $26.9 million and $6.2 million, respectively. In 2013, the loss on extinguishment and modification of debt was $3.7 million.

As of December 31, 2013, cash and cash equivalents were $636.5 million and the balance of the company’s term loans was $550.0 million. Cash and cash equivalents increased from December 31, 2012 primarily due to the cash generated from the business and the net proceeds of term loans that were refinanced in June 2013, offset in part by funds used by the company to repurchase its ordinary shares under the company’s share repurchase program and by increases in working capital.

In May 2013, the board of directors authorized the use of up to $200.0 million to repurchase the company’s ordinary shares. In the fourth quarter of 2013, the company repurchased 0.4 million shares for $34.1 million at an average cost of $90.09 per share. As of December 31, 2013, a total of 1.8 million shares had been repurchased for $136.5 million at an average cost of $74.67 per share. The company suspended the repurchase of ordinary shares during the fourth quarter in anticipation of the transaction with Gentium S.p.A., and subject to market conditions, we expect to resume the program in 2014.

Recent Developments
Jazz Pharmaceuticals has completed its tender offer for the ordinary shares and American Depositary Shares (ADSs) of Gentium. As of February 21, 2014, the company owned approximately 98% of the issued and outstanding, and fully diluted, ordinary shares and ADSs of Gentium, for which it paid approximately $993 million. In connection with the acquisition of Gentium, the company amended its credit agreement in January 2014 to provide for an aggregate of $904.4 million of term loans (including a refinancing of the company's pre-existing term loans) and a $425.0 million revolving credit facility, under which the company has drawn $300.0 million. The term loans and borrowings under the revolving credit facility bear interest at floating rates of 3.25% and 2.66%, respectively.

Jazz Pharmaceuticals, as the majority shareholder of Gentium, controls the worldwide rights to Defitelio (defibrotide) except in North, Central and South America, where Sigma-Tau Pharmaceuticals, Inc. has licensed rights to commercialize defibrotide for the treatment and prevention of hepatic veno-occlusive disease (VOD) under a license and supply agreement. Defitelio is the only treatment approved in the European Union (EU) for severe VOD in adults and children undergoing hematopoietic stem cell transplantation. Severe VOD is a rare and life-threatening disease. The company plans to launch Defitelio in selected EU countries during 2014.

In January 2014, the company acquired from Aerial BioPharma, LLC the worldwide rights to the late-stage asset, JZP-110 (previously known as ADX-N05), excluding certain countries in Asia where SK Biopharmaceuticals Co., Ltd retains rights to the product. The company made an upfront payment of $125 million and is also obligated to make certain milestone payments, in an aggregate amount of up to $272 million, based on development, regulatory and sales milestones and to pay tiered royalties from high single digits to mid-teens based on potential future sales of JZP-110. JZP-110 is a wake-promoting agent that has completed two phase 2 clinical trials demonstrating highly statistically and clinically significant efficacy results in patients with excessive daytime sleepiness (EDS) in narcolepsy, as well as a generally well-tolerated side effect profile. The company plans to pursue phase 3 clinical trials in EDS for patients with narcolepsy and for patients with obstructive sleep apnea.

In February 2014, the company launched Versacloz™ (clozapine) oral suspension for the treatment of severely ill, treatment-resistant schizophrenia patients or those at risk of recurrent suicidal behavior with schizophrenia or schizoaffective disorder.

2014 Financial Guidance

Jazz Pharmaceuticals is providing the following 2014 guidance1:

Revenues	$1,100-$1,160 million
Total Net Product Sales	$1,093-$1,153 million
-Xyrem Net Sales	$755-$775 million
-Erwinaze/Erwinase Net Sales	$185-$200 million
-Defitelio Net Sales	$42-$52 million
Adjusted Gross Margin %[2,5]	91-92%
Adjusted SG&A Expenses[3,5]	$315-$325 million
Adjusted R&D Expenses[4,5]	$55-$65 million
GAAP Net Income Per Diluted Share Attributable to Jazz Pharmaceuticals plc[6]	$2.31-$2.84
Non-GAAP Adjusted Net Income Per Diluted Share Attributable to Jazz Pharmaceuticals plc[5,6]	$8.00-$8.25

1.
2014 guidance includes preliminary fair value estimates for the assets acquired and liabilities assumed in the Gentium acquisition and is subject to change as we obtain additional information during the measurement period (up to one year from the acquisition date).

2.	Excludes $8-$10 million of acquisition accounting inventory fair value step-up adjustments and $3 million in share-based compensation expense from estimated GAAP gross margin of 90-91%.

3.
Excludes $52-$56 million of share-based compensation expense, $10-$14 million of transaction, integration and restructuring costs and $4-$5 million of depreciation expense from estimated GAAP SG&A expenses of $380-$400 million.

4.
Excludes $127 million of upfront and milestone payments for JZP-110 (see "Recent Developments") and $10-$11 million of share-based compensation expense from estimated GAAP R&D expenses of $192-$203 million.

5.	See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the tables accompanying this press release.

6.	Excludes net income per diluted share attributable to non-controlling interests in Gentium retained by third parties.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EST (9:30 p.m. GMT) to provide a business update, discuss its 2013 full year and fourth quarter results and provide 2014 financial guidance. The live webcast may be accessed from the Investors & Media section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 877 703 6109 in the U.S., or +1 857 244 7308 outside the U.S., and entering passcode 98349816.

A replay of the conference call will be available through March 4, 2014 by dialing +1 888 286 8010 in the U.S., or +1 617 801 6888 outside the U.S., and entering passcode 14412338.

An archived version of the webcast will be available for at least one week in the Investors & Media section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals
Jazz Pharmaceuticals plc is a specialty biopharmaceutical company focused on improving patients' lives by identifying, developing and commercializing differentiated products that address unmet medical needs.  The company has a diverse portfolio of products and/or product candidates in the areas of sleep, hematology/oncology, pain and psychiatry.  The company's U.S. marketed products in these areas include: Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Prialt® (ziconotide) intrathecal infusion, Versacloz™ (clozapine) oral suspension, FazaClo® (clozapine, USP) HD and FazaClo LD.  Jazz Pharmaceuticals also has a number of products marketed outside the U.S. and expects to launch Defitelio® (defibrotide) in selected countries in the European Union during 2014.  For further information, see www.jazzpharmaceuticals.com.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as “adjusted” or “non-GAAP adjusted”) financial measures in this press release and the accompanying tables. The company believes that each of these non-GAAP financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company.  They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP.  Jazz Pharmaceuticals’ management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company’s business based on certain of these non-GAAP financial measures. In addition, Jazz Pharmaceuticals believes that the presentation of these non-GAAP financial measures is useful to investors because it enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance.

Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; likewise, the company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Because of the non-standardized definitions, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.

As used in this press release, (i) the historical adjusted net income measures exclude from GAAP income from continuing operations, as applicable, amortization of intangible assets, share-based compensation expense, acquisition accounting inventory fair value step-up adjustments, transaction and integration costs, restructuring charges, change in fair value of contingent consideration, upfront license fees, depreciation expense, loss on extinguishment and modification of debt, release of valuation allowance and other non-cash expense, and adjust the income tax provision to the estimated amount of taxes that are payable in cash; (ii) the historical adjusted combined SG&A and R&D expenses exclude from GAAP combined SG&A and R&D expenses, as applicable, share-based compensation expense, change in fair value of contingent consideration, transaction and integration costs, restructuring charges, depreciation expense and upfront license fees; (iii) the adjusted net income guidance measures exclude from estimated GAAP net income attributable to Jazz Pharmaceuticals plc amortization of intangible assets and depreciation expense, share-based compensation expense, acquisition accounting inventory fair value step-up adjustments, transaction, integration and restructuring costs, upfront and milestone payments and other non-cash expense, and adjust the income tax provision to the estimated amount of taxes that are payable in cash; (iv) the adjusted gross margin percentage guidance excludes from estimated GAAP gross margin percentage acquisition accounting inventory fair value step-up adjustments and share-based compensation expense; (v) the adjusted SG&A expenses guidance excludes from estimated GAAP SG&A expenses share-based compensation expense, transaction, integration and restructuring costs and depreciation expense; and (vi) the adjusted R&D expenses guidance excludes from estimated GAAP R&D expenses upfront and milestone payments and share-based compensation expense.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ 2014 financial guidance, the expected launch of Defitelio in the European Union and the timing thereof, the potential development of new treatments through our expanded pipeline, the possible resumption of our share repurchase program, the expected clinical development plans for JZP-110 and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with maintaining and increasing sales of and revenue from Xyrem, such as the potential introduction of generic competition and changed or increased regulatory restrictions on or requirements with respect to Xyrem, as well as similar risks related to effectively commercializing the company’s other marketed products, including Erwinaze and Prialt; the company’s ability to successfully launch and commercialize Defitelio in a timely manner; protecting and expanding the company’s intellectual property rights; obtaining appropriate pricing and reimbursement for the company’s products in an increasingly challenging environment, in particular the need to obtain appropriate pricing approvals in order to launch Defitelio in certain European Union countries; ongoing regulation and oversight by U.S. and non-U.S. regulatory agencies; dependence on key customers and sole source suppliers, including the risk that the company may not be able to supply sufficient product to meet demand or to meet requirements for clinical trial supplies; the difficulty and uncertainty of pharmaceutical product development, including the timing thereof, the uncertainty of clinical success, such as the risk that results from early clinical trials may not be predictive of results obtained in later and larger clinical trials planned or anticipated to be conducted for the company’s product candidates, and the uncertainty of regulatory approval; the company’s ability to successfully manage the risks associated with integrating Defitelio, JZP-110 and any other products or product candidates the company may acquire in the future into the company's product portfolio, including the availability of funding to complete the development of, obtain regulatory approval for and commercialize acquired product candidates; risks associated with business combination or product acquisition transactions, such as the risk that the acquired businesses, including the acquired Gentium business, will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the company following the completed Gentium acquisition, including uncertainty of the expected financial performance and results; disruption from the completed Gentium acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the possibility that if the company does not achieve the perceived or anticipated benefits of the Gentium acquisition or its acquisition of JZP-110 as rapidly or to the extent anticipated by financial analysts or investors, the market price of Jazz Pharmaceuticals’ ordinary shares could decline; the company’s ability to identify and acquire, in-license or develop additional products or product candidates to grow its business; and possible restrictions on the company’s ability and flexibility to pursue certain future opportunities as a result of its substantial outstanding debt obligations; as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results; and those other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and future filings and reports by the company, including the Annual Report on Form 10-K for the year ended December 31, 2013. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues:
Product sales, net	$233,796	$181,943	$865,398	$580,527
Royalties and contract revenues	1,978	1,760	7,025	5,452
Total revenues	235,774	183,703	872,423	585,979
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technologies)	25,643	25,763	102,146	78,425
Selling, general and administrative	81,299	61,378	304,303	223,882
Research and development	13,809	7,277	46,620	20,477
Intangible asset amortization	20,524	21,907	79,042	65,351
Total operating expenses	141,275	116,325	532,111	388,135
Income from operations	94,499	67,378	340,312	197,844
Interest expense, net	(6,173)	(7,669)	(26,916)	(16,869)
Foreign currency loss	(969)	(2,263)	(1,697)	(3,620)
Loss on extinguishment and modification of debt	—	—	(3,749)	—
Income from continuing operations before income tax provision (benefit)	87,357	57,446	307,950	177,355
Income tax provision (benefit)	32,064	(108,760)	91,638	(83,794)
Income from continuing operations	55,293	166,206	216,312	261,149
Income from discontinued operations, net of taxes	—	34,345	—	27,437
Net income	$55,293	$200,551	$216,312	$288,586

Basic income per ordinary share:
Income from continuing operations	$0.96	$2.87	$3.71	$4.61
Income from discontinued operations	—	0.59	—	0.48
Net income	$0.96	$3.46	$3.71	$5.09
Diluted income per ordinary share:
Income from continuing operations	$0.90	$2.71	$3.51	$4.34
Income from discontinued operations	—	0.57	—	0.45
Net income	$0.90	$3.28	$3.51	$4.79
Weighted-average ordinary shares used in per share computations:
Basic	57,884	57,968	58,298	56,643
Diluted	61,684	61,234	61,569	60,195

JAZZ PHARMACEUTICALS PLC
SUMMARY OF PRODUCT SALES, NET
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Xyrem	$164,181	$113,514	$569,113	$378,663
Erwinaze/Erwinase	43,497	34,424	174,251	72,083
Prialt	6,377	5,870	27,103	26,360
Psychiatry	9,133	17,970	49,226	76,489
Other	10,608	10,165	45,705	26,932
Total	$233,796	$181,943	$865,398	$580,527

The following compares actual net product sales for the year ended December 31, 2013 to unaudited pro forma information representing combined net product sales for the year ended December 31, 2012, as if the merger with Azur Pharma, the acquisition of EUSA Pharma and the disposition of the women’s health business had each been completed on January 1, 2012:

SUMMARY OF PRODUCT SALES, NET (PRO FORMA)
(In thousands)
(Unaudited)

	Year Ended December 31,
	2013	2012
Xyrem	$569,113	$378,663
Erwinaze/Erwinase	174,251	131,870
Prialt	27,103	26,699
Psychiatry	49,226	76,852
Other	45,705	48,873
Total pro forma net sales	$865,398	$662,957

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2013	December 31, 2012

Current assets:
Cash and cash equivalents	$636,504	$387,196
Accounts receivable, net	124,805	75,480
Inventories	28,669	26,525
Prepaid expenses	7,183	7,445
Deferred tax assets, net	33,613	35,813
Other current assets	33,843	19,113
Total current assets	864,617	551,572
Property and equipment, net	14,246	7,281
Intangible assets, net	812,396	869,952
Goodwill	450,456	442,600
Deferred tax assets, net, non-current	74,597	74,850
Deferred financing costs	14,605	16,576
Other non-current assets	7,304	3,662
Total assets	$2,238,221	$1,966,493
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,005	$15,887
Accrued liabilities	119,718	104,666
Current portion of long-term debt	5,572	29,688
Income taxes payable	336	39,884
Contingent consideration	50,000	—
Deferred tax liability, net	6,259	275
Deferred revenue	1,138	1,138
Total current liabilities	204,028	191,538
Deferred revenue, non-current	5,718	6,776
Long-term debt, less current portion	544,404	427,073
Contingent consideration, non-current	—	34,800
Deferred tax liability, net, non-current	168,497	178,393
Other non-current liabilities	20,040	6,621
Total shareholders’ equity	1,295,534	1,121,292
Total liabilities and shareholders’ equity	$2,238,221	$1,966,493

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
GAAP reported income from continuing operations	$55,293	$166,206	$216,312	$261,149
Intangible asset amortization	20,524	21,907	79,042	65,351
Share-based compensation expense	12,412	8,322	44,551	23,006
Acquisition accounting inventory fair value step-up adjustments	683	2,118	3,826	16,794
Transaction and integration costs	4,394	1,129	6,240	18,821
Restructuring charges	—	609	1,457	2,789
Change in fair value of contingent consideration	2,300	(1,400)	15,200	(300)
Upfront license fees	—	—	4,988	—
Depreciation	983	—	3,048	—
Loss on extinguishment and modification of debt	—	—	3,749	—
Other non-cash expense	1,086	1,290	4,591	2,860
Income tax adjustments	8,451	(1,989)	5,253	4,171
Valuation allowance release	—	(104,247)	—	(104,247)
Non-GAAP adjusted net income	$106,126	$93,945	$388,257	$290,394

GAAP reported income from continuing operations per diluted share	$0.90	$2.71	$3.51	$4.34
Non-GAAP adjusted net income per diluted share	$1.72	$1.53	$6.31	$4.82
Shares used in computing GAAP reported income from continuing operations and non-GAAP adjusted net income per diluted share amounts	61,684	61,234	61,569	60,195

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	December 31, 2013				December 31, 2012
	GAAP Reported	Adjustments		Non-GAAP Adjusted *	GAAP Reported	Adjustments		Non-GAAP Adjusted *
Total revenues	$235,774	$—		$235,774	$183,703	$—		$183,703
Cost of product sales	25,643	(1,150)	(a)	24,493	25,763	(2,614)	(a)	23,149
Selling, general and administrative	81,299	(16,818)	(b)	64,481	61,378	(7,242)	(b)	54,136
Research and development	13,809	(2,805)	(c)	11,004	7,277	(922)	(c)	6,355
Intangible asset amortization	20,524	(20,524)		—	21,907	(21,907)		—
Interest expense, net	6,173	(1,085)	(d)	5,088	7,669	(1,290)	(d)	6,379
Foreign currency loss	969	—		969	2,263	—		2,263
Income from continuing operations before income tax provision (benefit)	87,357	42,382	(e)	129,739	57,446	33,975	(e)	91,421
Income tax provision (benefit)	32,064	(8,451)	(f)	23,613	(108,760)	106,236	(f)	(2,524)
Effective tax rate (g)	36.7%			18.2%	(189.3)%			(2.8)%
Income from continuing operations	$55,293	$50,833	(h)	$106,126	$166,206	$(72,261)	(h)	$93,945

Income from continuing operations per diluted share	$0.90			$1.72	$2.71			$1.53

	Year Ended
	December 31, 2013				December 31, 2012
	GAAP Reported	Adjustments		Non-GAAP Adjusted *	GAAP Reported	Adjustments		Non-GAAP Adjusted *
Total revenues	$872,423	$—		$872,423	$585,979	$—		$585,979
Cost of product sales	102,146	(6,182)	(i)	95,964	78,425	(18,380)	(i)	60,045
Selling, general and administrative	304,303	(60,771)	(j)	243,532	223,882	(40,090)	(j)	183,792
Research and development	46,620	(12,358)	(k)	34,262	20,477	(2,640)	(k)	17,837
Intangible asset amortization	79,042	(79,042)		—	65,351	(65,351)		—
Interest expense, net	26,916	(4,590)	(l)	22,326	16,869	(2,860)	(l)	14,009
Foreign currency loss	1,697	—		1,697	3,620	—		3,620
Loss on extinguishment and modification of debt	3,749	(3,749)		—	—	—		—
Income from continuing operations before income tax provision (benefit)	307,950	166,692	(m)	474,642	177,355	129,321	(m)	306,676
Income tax provision (benefit)	91,638	(5,253)	(n)	86,385	(83,794)	100,076	(n)	16,282
Effective tax rate (g)	29.8%			18.2%	(47.2)%			5.3%
Income from continuing operations	$216,312	$171,945	(o)	$388,257	$261,149	$29,245	(o)	$290,394

Income from continuing operations per diluted share	$3.51			$6.31	$4.34			$4.82

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands)
(Unaudited)

* Non-GAAP adjusted net income and its line item components and related non-GAAP adjusted financial measures shown in the tables above are not meant to be considered in isolation or as a substitute for comparable GAAP reported measures, and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. The company believes that each of these non-GAAP adjusted financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company. In addition, the company believes that the presentation of these non-GAAP adjusted financial measures is useful to investors because it enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance. Specifically, the company believes that each of these non-GAAP adjusted financial measures provides useful information to management, investors and analysts by excluding, as applicable, amortization of intangible assets, share-based compensation expense, acquisition accounting inventory fair value step-up adjustments, transaction and integration costs, restructuring charges, change in fair value of contingent consideration, upfront license fees, depreciation expense, loss on extinguishment and modification of debt, release of valuation allowance, other non-cash expense, and adjustments to the income tax provision to the estimated amount of taxes that are payable in cash, that may not be indicative of the company’s core operating results and business outlook. Investors should note that these non-GAAP adjusted financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP adjusted financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP adjusted financial measures; likewise, the company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP adjusted financial measures. Because of the non-standardized definitions, the non-GAAP adjusted financial measures appearing in the tables above may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.
Explanation of Adjustments and Certain Line Items:

(a)
Acquisition accounting inventory fair value step-up adjustments of $683 and $2,118, share-based compensation expense of $417 and $417, transaction and integration costs of $50 and $0, and restructuring charges of $0 and $79 for the three months ended December 31, 2013 and 2012, respectively.

(b)
Share-based compensation expense of $9,776 and $6,983, transaction and integration costs of $3,775 and $1,129, change in fair value of contingent consideration of $2,300 and $(1,400), depreciation expense of $967 and $0, and restructuring charges of $0 and $530 for the three months ended December 31, 2013 and 2012, respectively.

(c)
Share-based compensation expense of $2,220 and $922, transaction and integration costs of $569 and $0, and depreciation expense of $16 and $0 for the three months ended December 31, 2013 and 2012, respectively.

(d)	Non-cash interest expense associated with debt discount and debt issuance costs for the three months ended December 31, 2013 and 2012.

(e)	Sum of adjustments (a) through (d) plus the adjustment for intangible asset amortization for the respective three month period.

(f)
Adjustments to convert the income tax provision to the estimated amount of taxes payable in cash for the three months ended December 31, 2013. Release of the valuation allowance against substantially all U.S. deferred tax assets of $104,247 and adjustments to convert the income tax provision to the estimated amount of taxes payable in cash of $11,721, partially offset by tax related to acquisition restructuring of $9,732 for the three months ended December 31, 2012.

(g)	Income tax provision (benefit) divided by income from continuing operations before income tax provision (benefit).

(h)	Net of adjustments (e) and (f) for the respective three month period.

(i)
Acquisition accounting inventory fair value step-up adjustments of $3,826 and $16,794, share-based compensation expense of $2,205 and $1,416, transaction and integration costs of $83 and $0, and restructuring charges of $68 and $170 for the years ended December 31, 2013 and 2012, respectively.

(j)
Share-based compensation expense of $35,674 and $18,950, change in fair value of contingent consideration of $15,200 and $(300), transaction and integration costs of $5,533 and $18,821, depreciation expense of $2,975 and $0, and restructuring charges of $1,389 and $2,619 for the years ended December 31, 2013 and 2012, respectively.

(k)
Share-based compensation expense of $6,673 and $2,640, upfront license fees of $4,988 and $0, transaction and integration costs of $624 and $0, and depreciation expense of $73 and $0 for the years ended December 31, 2013 and 2012, respectively.

(l)
Non-cash interest expense associated with debt discount and debt issuance costs for 2013. Non-cash interest expense associated with debt discount and debt issuance costs and amortization of product rights liability for 2012.

(m)	Sum of adjustments (i) through (l) plus the adjustments for intangible asset amortization and, as applicable, loss on extinguishment and modification of debt, for the respective year.

(n)
Adjustments to convert the income tax provision to the estimated amount of taxes payable in cash for 2013. Release of the valuation allowance against substantially all U.S. deferred tax assets of $104,247 and adjustments to convert the income tax provision to the estimated amount of taxes payable in cash of $20,940, partially offset by tax related to acquisition restructuring of $25,111 for 2012.

(o)	Net of adjustments (m) and (n) for the respective year.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2014 GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income attributable to Jazz Pharmaceuticals plc	$143 - $179
Intangible asset amortization and depreciation	120 - 130
Share-based compensation expense	65 - 70
Acquisition accounting inventory fair value step-up	8 - 10
Transaction, integration and restructuring costs	10 - 14
Upfront and milestone payments	127
Other non-cash expense	7
Income tax adjustments	(5) - 5
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc	$496 - $520

GAAP net income per diluted share attributable to Jazz Pharmaceuticals plc	$2.31 - $2.84
Non-GAAP adjusted net income per diluted share attributable to Jazz Pharmaceuticals plc	$8.00 - $8.25

Weighted-average ordinary shares used in per share computations	62 - 63

Contacts:
Investors
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7887
U.S., + 1 650 496 2717

Media
Laurie Hurley
Vice President, Corporate Affairs
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7894
U.S., + 1 650 496 2796